UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation

001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware

333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2011, NewPage Corporation (the “Company”) and NewPage Holding Corporation (“NewPage Holding”) entered into an amendment (the “Revolver Amendment”) to their existing amended Revolving Credit and Guaranty Agreement, by and among the Company, NewPage Holding, certain subsidiaries of the Company, the lenders party thereto, and the other parties thereto.

Lenders with commitments aggregating to $470 million accepted the Revolver Amendment. For those lenders the Revolver Amendment extends the termination date of the revolving commitment to the first to occur of (i) December 21, 2012 and (ii) the later of (a) March 1, 2012 and (b) the date that is 61 days prior to the scheduled maturity date of the first lien notes, senior secured notes, senior subordinated notes, the NewPage Holding PIK notes, and any refinancing thereof.

The foregoing description of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Current Report by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2011, the board of directors of NewPage Holding Corporation and the board of directors of NewPage Corporation elected Julian Markby and Raymond H. Wechsler as members of the board of directors on their respective boards. Information on the newly-elected board members is presented below.

Mr. Markby has been president of J. Markby and Associates, Inc., a consulting firm providing independent merger and acquisition services and consulting services, since January 2005. Mr. Markby was the head of corporate development for PetroAlgae LLC, an alternative energy development company, from May 2009 to October 2009. He was a managing director at Wasserstein Perella/Dresdner Kleinwort Wasserstein from January 1998 to December 2004. Mr. Markby served on the boards of three hedge funds managed by Greenwich Alternative Investments from April 2007 to May 2009. We expect the boards of directors will appoint Mr. Markby to the audit committee.

Mr. Wechsler has been a managing director of Cerberus Capital Management, L.P. since January 2010. Prior to that, Mr. Wechsler was a senior executive and director of Cerberus Operations and Advisory Company, LLC from January 2007 to December 2009. Prior to that, he was a consultant to Cerberus Capital Management, L.P. from March 2004 to December 2006. Mr. Wechsler has served as chairman and chief executive officer of American Equity Partners, Inc. since 1992. We expect the boards of directors will appoint Mr. Wechsler to the audit committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Fourth Amendment and Permitted Extension Amendment to Revolving Credit and Guaranty Agreement, dated as of January 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ Douglas K. Cooper	By:	/s/ Douglas K. Cooper
Douglas K. Cooper		Douglas K. Cooper
Vice President, General Counsel and Secretary		Vice President, General Counsel and Secretary
Date: January 19, 2011		Date: January 19, 2011